UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2011

Fortress Investment Group LLC

(Exact name of registrant as specified in its charter)

                                 Delaware

(State or other jurisdiction of incorporation)

001-33294	20-5837959
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 11, 2011, the staff of the U.S. Securities and Exchange Commission (the “SEC”) notified (a so-called “Wells Notice”) counsel for our Chief Executive Officer, Mr. Daniel Mudd, that it is recommending that the SEC commence a civil enforcement action against him in connection with his service at his previous employer, Fannie Mae. The period of the SEC’s inquiry predates his employment with Fortress Investment Group (the “Company”) and is not directed to the Company or any other member of our management. Under the SEC’s rules, Mr. Mudd is permitted to make a “Wells Submission” in which he seeks to persuade the SEC that no such action should be commenced. Mr. Mudd has informed the Company that he intends to make such a submission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC (Registrant)

/s/ David N. Brooks
David N. Brooks
General Counsel

Date: March 11, 2011